EXHIBIT 10.3

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

THE PARENT COMPANY

COMMON STOCK PURCHASE WARRANT

Date of Issuance: July 10, 2008	Certificate No. W-2

THIS IS TO CERTIFY that JOHN C. TEXTOR, a resident of the State of Florida, and his transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled (i) to purchase from THE PARENT COMPANY, a Colorado corporation (the “Company”), at the price of $1.6453 per share (the “Exercise Price”), at any time after the date hereof (the “Commencement Date”) and expiring on July 10, 2018 (the “Expiration Date”), 150,000 shares of the fully paid and nonassessable Common Stock, par value $0.001 per share, of the Company (as such number may be adjusted as provided herein). The 150,000 shares of Common Stock which may be purchased pursuant to this Warrant are referred to herein as the “Aggregate Number.”

The Aggregate Number and Exercise Price set forth above shall also be adjusted under certain conditions specified in Section 5 of this Warrant, including, but not limited to, Stock Dividends, Stock Subdivisions, Stock Combinations and certain Capital Stock issuances. In addition, the adjustments set forth above shall apply to any Common Stock issued upon exercise of this Warrant.

Capitalized terms used herein shall have the meanings ascribed to such terms in Section 10 hereof unless otherwise defined herein.

SECTION 1. The Warrant; Transfer and Exchange.

(a) The Warrant. This common stock purchase warrant (this “Warrant”) is issued in connection with the execution and delivery of the Personal Guaranty (as defined in the Investment Agreement) on the Closing Date. This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein, shall survive any termination of said Personal Guaranty and, as more fully set forth in Sections 1(b) and 7 hereof, subject to the terms of this Warrant, may be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein at any time or from time to time, in whole or in part, whether or not said Personal Guaranty is outstanding or has been terminated.

(b) Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company with its other books and subject to Section 7 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2. Exercise.

(a) Right to Exercise. At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Exercise”), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise. The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c), the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c) Cashless Exercise. The Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a “Cashless Exercise”, in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Notice of Exercise by an amount equal to (i) the Aggregate Exercise Price to be so paid divided by (ii) the Fair Market Value Per Share.

(d) Issuance of Shares of Common Stock. Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Within three Business Days after such surrender of this Warrant, delivery of the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Company shall direct its transfer agent to issue and cause to be delivered to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

(e) Fractional Shares. The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share determined as of the Business Day immediately preceding the date of exercise of this Warrant.

(f) Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof which has not expired.

SECTION 3. Payment of Taxes. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 5 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of the Holder in respect of which such shares or securities are issued.

SECTION 4. Replacement Warrant. In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company provided that if the Holder is a financial institution or other institutional or fund investor its own agreement shall be satisfactory.

SECTION 5. Adjustments to Aggregate Number and Exercise Price.

Under certain conditions, the Aggregate Number and the Exercise Price are subject to adjustment as set forth in this Section 5.

(a) Adjustments. The Aggregate Number and the Exercise Price, after taking into consideration any prior adjustments pursuant to this Section 5, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number and the Exercise Price hereunder.

(i) Stock Dividends; Subdivisions and Combinations. In case at any time or from time to time the Company shall:

(A) issue to the holders of its Common Stock a dividend payable in, or other distribution of, shares of Common Stock (a “Stock Dividend”),

(B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including without limitation by means of a stock split (a “Stock Subdivision”), or

(C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”),

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination and the Exercise Price in effect immediately prior thereto shall be (3) proportionately decreased in the case of a Stock Dividend or a Stock Subdivision and (4)

proportionately increased in the case of a Stock Combination. In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(ii) Other Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a “Distribution”) of:

(A) cash,

(B) any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock (other than a Distribution of additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash) or

(C) any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock (other than a Distribution of additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever, then the Holder shall be entitled to elect by written notice to the Company to receive (1) immediately and without further payment the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution as if the Holder had exercised this Warrant immediately prior to such Distribution or (2) upon the exercise of this Warrant at any time on or after the taking of such record in accordance with the terms hereof, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had exercised this Warrant immediately prior to such Distribution and (y) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

A reclassification of the Common Stock into Capital Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its Common Stock of such shares of such other class of Capital Stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(a)(i) hereof rather than a Distribution.

(iii) Issuance of Common Stock. If at any time or from time to time the Company shall (except as hereinafter provided in this Section 5(a)(iii)) issue or sell any additional shares of Common Stock for a consideration per share less than the Trigger Price Per Share, then, effective on the date specified below, the Exercise Price shall be reduced to the consideration per share received by the Company; provided, however, in no event shall the Exercise Price be adjusted upwards. The date as of which the Trigger Price Per Share shall be computed and the Exercise Price adjusted shall be the earlier of the date on which the Company shall enter into a firm contract or commitment for the issuance of such additional shares of Common Stock or the date of actual issuance of such additional shares of Common Stock.

The provisions of this Section 5(a)(iii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under Section 5(a)(i) hereof or any Distribution. No adjustment of the Exercise Price shall be made under this Section 5(a)(iii) upon the issuance of any additional shares of Common Stock which are issued pursuant to (1) the exercise of this Warrant in whole or in part (2) any other Exempt Issuances, (3) the exercise of other subscription or purchase rights or (4) the exercise of any conversion or exchange rights in any Convertible Securities, provided that for purposes of clauses (3) or (4) an adjustment shall previously have been made upon the issuance of such other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 5(a)(iv) hereof.

(iv) Convertible Securities. If at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving entity and in which the shareholders of the Company immediately prior to the merger continue to own more than 50% of the Outstanding Common Stock immediately after the merger and for a period of 180 days thereafter, or otherwise) issue or sell Convertible Securities (or any warrants, options or other rights to subscribe for Convertible Securities), whether or not the rights to subscribe, exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Trigger Price Per Share, then the Exercise Price shall be adjusted as provided in Section 5(a)(iii) hereof. For purposes of this Section 5(a)(iv), the effective date of such adjustment and the date as of which the Trigger Price Per Share shall be computed shall be the earliest of (1) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities or Common Stock), (2) the date on which the Company shall enter into a firm contract or commitment for the issuance of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities), and (3) the date of actual issuance of such Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities or Common Stock). Notwithstanding the foregoing, if any proposed issuance of Convertible Securities referred to in clauses (1) and (2) above shall be abandoned by the Company (with the result that no Convertible Securities have been or will be issued in connection with such proposed issuance), then any adjustment of the Exercise Price pursuant to this Section 5(a)(iv) shall be automatically rescinded.

(v) Subsequent Adjustments. If at any time after an adjustment of the Exercise Price has been made pursuant to Section 5(a)(iv) hereof on the basis of the issuance of Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities), warrants, options or other rights, or after any new adjustments of the Exercise Price shall have been made pursuant to this Section 5(a)(v),

(A) such warrants, options or rights or the right of conversion or exchange in such Convertible Securities shall expire, and all or any portion of such warrants, options or rights, or the right of conversion or exchange in respect of all or any portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration, and/or

(B) in the case of adjustments made pursuant to Section 5(a)(iv), the consideration per share for which shares of Common Stock are issuable pursuant to such warrants, options or rights per the terms of such Convertible Securities shall be irrevocably increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with such adjustment shall no longer be deemed to have been issued by virtue of such computation. Simultaneously therewith, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the determination of the Exercise Price, which shall be made on the basis of:

(1) treating the number of additional shares of Common Stock, if any, actually issued pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to Section 5(a)(iv), for the consideration actually received and receivable therefor, and

(2) in the case of a recomputation of a calculation originally made pursuant to Section 5(a)(iv), treating any such warrants, options or rights or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such irrevocable increase of the consideration per share for which shares of Common Stock are issuable under such warrants, options or rights or Convertible Securities;

and, if and to the extent called for by the foregoing provisions of this Section 5(a)(v) on the basis aforesaid, a new adjustment of the Exercise Price shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

(vi) Exempt Issuances. The provisions of Sections 5(a)(iii) and 5(a)(iv) shall not apply to any issuance of additional shares of Common Stock or Convertible Securities (A) for which an adjustment is otherwise provided under Section 5(a)(i) hereof, (B) pursuant to the exercise of this Warrant (or any warrant issued as a replacement for this Warrant or upon the transfer or partial exercise hereof) in whole or in part, (C) pursuant to the exercise of any subscription or purchase rights, or the exercise of any conversion or exchange rights in any Convertible Securities, so long as an adjustment shall previously have been made upon the issuance of such rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 5(a)(iv) hereof, (D) pursuant to a bona fide underwritten public offering of Common Stock registered under the Securities Act, (E) upon the exercise of warrants or options to acquire Common Stock issued and outstanding on the date of this Warrant, (F) pursuant to the Company’s 2007 Long Term Incentive Plan and any successor stock option or compensatory securities plan adopted by the Company or any of its Subsidiaries, or (G) issued pursuant to commercial bank financings, equipment financing, leasing arrangements, corporate partnering arrangements, strategic transactions (including joint ventures), acquisitions, mergers or technology transfer or development arrangements, provided any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (the issuances in subsections (A)-(G) collectively, the “Exempt Issuances”).

(vii) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Aggregate Number and the Exercise Price provided above in this Section 5(a):

(A) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 5(a).

(B) To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price or (3) are sold to underwriters or dealers for public offering, the net consideration (after giving effect to underwriting discounts) received by the Company shall be deemed to be the consideration received by the Company therefor, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration plus, if applicable, the amount of such cash received at the time of such issuance, determined in the manner set forth in Section 5(d)(ii). In case any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company is the survivor and issues any securities, the amount of consideration therefor shall be deemed to be the fair market value of such additional shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be, determined in the manner set forth in Section 5(d)(ii).

The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be equal to (x) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus (y) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (z) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied. In case of the issuance of any Common Stock or Convertible Securities without consideration, then the Company shall be deemed to have received an aggregate of $0.01 of consideration for all such shares of Common Stock or Convertible Securities deemed to be issued.

(C) The adjustments required by the preceding paragraphs of this Section 5(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 5(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-tenth of one share to or from the Aggregate Number immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5(a) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(D) In computing adjustments under this Section 5(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share and the Exercise Price shall be proportionately adjusted.

(E) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b) Changes in Common Stock.

(i) If at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities of the Company or one of its Subsidiaries (a “Reorganizing Transaction”), then as a condition of the consummation of the Reorganizing Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to receive a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property. The Company will not effect any Reorganizing Transaction unless prior to consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein assumes by written instrument delivered to the Holder, the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, satisfactory to the Holder, which opinion shall state that all of the terms of the new warrant or this Warrant shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request.

(ii) If at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities or Capital Stock or other securities of another corporation other than a Subsidiary of the Company or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then as a condition of the consummation of the Transaction, this Warrant shall be cancelled and lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to (A) exercise this Warrant prior to the consummation of the Transaction or (B) receive cash, Capital Stock or other consideration equal to the aggregate amount of such consideration the Holder would have received in such Transaction if it had exercised this Warrant in full immediately prior to the consummation of the Transaction minus the aggregate Exercise Price which would have been payable by the Holder had it exercised this Warrant in full immediately prior to the consummation of the Transaction, and the Warrant shall be cancelled effective as of the consummation of the Transaction.

(iii) The foregoing provisions of this Section 5(b) shall similarly apply to successive Reorganizing Transactions and Transactions.

(c) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action of the type contemplated in Section 5(a) or (b) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then, unless in the opinion of the Company’s board of directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the board of directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the board of directors of the Company may in good faith determine to be equitable in the circumstances.

(d) Notices.

(i) Notice of Proposed Actions. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, rights to acquire Convertible Securities or capital stock or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company or (G) to effect any other action which would require an adjustment under this Section 5, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the proposed date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the proposed date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the proposed date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 10 Business Days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 10 Business Days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

(ii) Adjustment Notice. Whenever the Aggregate Number is to be adjusted pursuant to this Section 5, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare a certificate signed by the chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the board of directors in good faith determined, as applicable, the Fair Market Value Per Share, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 5(b) or (c) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled. The Company shall promptly cause a copy of such certificate to be delivered to the Holder. In the case of any determination of Fair Market Value Per Share, such certificate shall be delivered to the Holder within the time period set forth in the definition of Fair Market Value Per Share and the Holder may object thereto as provided therein. Any other determination of fair market value shall first be determined in good faith by the board of directors and be based upon an arm’s length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller. In the case of any such determination of fair market value, the Holder may object to the determination in such certificate by giving written notice within 10 Business Days of the receipt of such certificate and, if the Holder and the Company cannot agree to the fair market value within 10 Business Days of the date of the Holder’s objection, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Holder and the Company, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holder unless such determination results in a fair market value more than 110% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Company or results in a fair market value less than 90% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Holder. The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of this Warrant (in whole or in part) if so designated by the Holder.

(e) Maximum Adjustment. Notwithstanding any adjustment to the Aggregate Number required by this Section 5, the Aggregate Number shall not exceed 20% of the Capital Stock of the Company on a Fully Diluted basis.

SECTION 6. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 5 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

SECTION 7. Transfers of the Warrant.

(a) Generally. Without the consent of the Company, and subject to the restrictions set forth in this Section 7, the Holder may not transfer this Warrant; provided, however, the Holder may at any time and from time to time freely transfer this Warrant in whole or in part to an Affiliate, subject to the restrictions set forth in this Section 7. This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act and except as provided in the Registration Rights Agreement, nothing herein contained shall be deemed to require the Company to so register this Warrant and the Warrant Shares. This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and to the provisions and conditions contained in the Registration Rights Agreement, and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Warrant has been acquired and the Warrant Shares will be acquired for the account of the Holder for investment and not with a view to or for sale in connection with any distribution thereof.

(b) Pledges. The Company acknowledges and agrees that the Holder may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Warrant Shares. At the Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Warrant Shares may reasonably request in connection with a pledge or transfer of the Warrant Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c) Compliance with Securities Laws. The Holder agrees that this Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws. In the event that the Holder transfers this Warrant or the Warrant Shares pursuant to an applicable exemption from registration, the Company may request, at its expense, that the Holder deliver an opinion of counsel reasonably acceptable to the Company that the proposed transfer does not violate the Securities Act and applicable state securities laws.

(d) Restrictive Securities Legends.

(i) The Holder agrees to the imprinting of the following legend on any certificate evidencing the Warrant Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE APPLICABLE LAWS OF ANY STATE, AND THEREFORE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE LAWS OF ANY STATE, OR IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE SECURITIES ACT.

(ii) Certificates evidencing the Warrant Shares shall not contain any legend: (1) while a registration statement (including the Registration Statement) covering the resale of the Warrant Shares is effective under the Securities Act, or (2) following any sale of the Shares pursuant to Rule 144 (other than sales to an Affiliate of Holder), or (3) if the Warrant Shares are eligible for sale under Rule 144(b), or (4) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If a legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then any certificates representing the Warrant Shares shall be issued free of all legends. The Company agrees that following the effective date of the Registration Statement or at such time as such legend is no longer required under this Section 7, it will, no later than three Business Days following the delivery by the Holder to the Company’s transfer agent of a certificate representing Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder a certificate representing such Warrant Shares that is free from all restrictive and other legends. Unless required by law, the Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 7.

SECTION 8. Covenants.

The Company hereby covenants to the Holder that so long as Holder holds any Warrant Securities:

(a) Certain Amendments. Without the prior written consent of the Required Holders, the Company will not, and will not permit or cause any of its Subsidiaries to, amend, modify or change any provision of its articles or certificate of incorporation, bylaws, or the terms of any class or series of its Capital Stock to the extent such amendment, modification or change would have an adverse effect on the Holder (in its capacity solely as a holder of Warrants or Warrant Shares).

(b) Limitation on Certain Restrictions. Without the prior written consent of the Required Holders, the Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company and any such Subsidiaries to perform and comply with their respective obligations under this Warrant.

(c) Transactions With Affiliates. Without the prior written consent of the Required Holders, the Company shall not, and will not permit or cause its Subsidiaries to, directly or indirectly, enter into, or be a party to, any transaction with any of its Affiliates except in each case pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person who is not an Affiliate.

(d) Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares of Capital Stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall, and shall use its reasonable best efforts to have its shareholders, take such action as the Holder and the Company shall jointly agree in good faith to be necessary to permit the Holder to comply with such Regulatory Requirement. The reasonable costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Holder.

(e) Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of this Warrant.

(f) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 5 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, use reasonable best efforts to secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act).

(g) Validly Issued Shares. All shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 5 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than security interests, encumbrances and claims to which the Holder is subject prior to the issuance of this Warrant and other transfer restrictions described herein).

(h) Furnishing of Information; Compliance with Rule 144. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. So long as the Warrant Shares are not registered under an effective registration statement, upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Holder owns any of the Warrant Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) such information as is required for the Holder to sell the Warrant Shares under Rule 144. So long as the Warrant Shares are not registered under an effective registration statement, the Company further covenants that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell such Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(i) Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of this Warrant in a manner that would require the registration under the Securities Act of the sale of the Warrant to the Holder, or that would be integrated with the offer or sale of the Warrant Shares for purposes of the rules and regulations of any Principal Market.

(j) Listing of the Warrant Shares. The Company shall: (i) take all steps necessary to cause the Warrant Shares to be approved for listing on the Principal Market as soon as possible after the Closing Date, (ii) provide to the Holder evidence of such listing, and (iii) use reasonable efforts to maintain the listing of the Warrant Shares on such Principal Market or another Principal Market.

(k) Securities Laws Disclosure; Publicity. The Company shall issue a press release or timely file a report on Form 8-K reasonably acceptable to the Holder disclosing all material terms of the transactions contemplated hereby. The Company and the Holder shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than in the Registration Statement, the Company shall not publicly disclose the name of the Holder or the terms hereof, or include the name of the Holder or the terms hereof in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Holder, except to the extent such disclosure is required by law or Principal Market regulations. The Holder acknowledges that such disclosure may be required by law in the Company’s proxy statement, annual report on Form 10KSB or 10-K and filings related thereto and will be incorporated by reference to such filings in currently effective registration statements filed by the Company and will be included in registration statements that may be filed by the Company in the future.

SECTION 9. Events of Non-Compliance and Remedies.

(a) Events of Non-Compliance. If the Company fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within 30 days from the earlier to occur of (A) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (B) an executive officer of the Company becoming aware of such failure (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b) Remedies. On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION 10. Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Investment Agreement.

“Affiliate” has the meaning set forth in the Investment Agreement.

“Aggregate Exercise Price” has the meaning set forth in Section 2(a).

“Aggregate Number” has the meaning set forth in the Preamble.

“Business Day” has the meaning set forth in the Investment Agreement.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Closing Date” has the meaning set forth in the Investment Agreement.

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Stock” includes (a) the Common Stock of the Company, par value $0.001 per share, as described in the Company’s Articles of Incorporation, (b) any other class of the Company’s capital stock hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (c) any other capital stock into which such Common Stock is reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Distribution” has the meaning set forth in Section 5(a)(i).

“Event of Non-Compliance” has the meaning set forth in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuances” has the meaning set forth in Section 5.

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Preamble.

“Fair Market Value Per Share” means as of a particular date (a) the fair market value of the Outstanding Common Stock based upon an arm’s length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of capital stock or lack of marketability with respect to capital stock divided by (b) the aggregate number of shares of Outstanding Common Stock subject to proportional adjustment upon the occurrence of an event specified in Section 5(a)(i); provided, however, if the Common Stock of the Company is listed on the Principal Market, the Fair Market Value Per Share shall be equal to the trailing 10-day volume-weighted average price per share on such Principal Market. The Fair Market Value Per Share shall be determined by the disinterested members of the board of directors of the Company in good faith within 10 days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the Holder. Such determination shall be binding on the Holder unless the Holder objects thereto in writing within 10 Business Days of receipt. In the event the Company and the Holder cannot agree on the Fair Market Value Per Share within 10 Business Days of the date of the Holder’s objection, the Fair Market Value Per Share shall be determined by a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the Company and the Holder, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holder unless such determination results in a Fair Market Value Per Share more than 90% of the Fair Market Value Per Share initially determined by the Company in which case such fees and expenses shall be borne by the Company or results in a Fair Market Value Per Share less than 110% of the Fair Market Value Per Share initially determined by the Company in which case such fees and expenses shall be paid by the Holder. Any selection of a disinterested appraiser shall be made in good faith within seven Business Days after the end of the last 10 Business Day period referred to above and any determination of Fair Market Value Per Share by a disinterested appraiser shall be made within 30 days of the date of selection.

“Fully Diluted” means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding options, warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding Convertible Securities as having been so converted.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holder” has the meaning set forth in the Preamble.

“Investment Agreement” means the Investment Agreement of even date herewith by and among the Company, certain Subsidiaries of the Company, Laminar Direct Capital, L.L.C. and the other lenders party thereto, as amended or supplemented from time to time.

“Notes” has the meaning set forth in the Investment Agreement.

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Outstanding Common Stock” of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon the exercise of this Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities (but excluding any unvested options and securities not then exercisable for or convertible into Common Stock).

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.

“Principal Market” initially means the NASDAQ Global Market and any successor exchange thereto and shall also include the NASDAQ Small Cap Market, the New York Stock Exchange, the NASDAQ National Market or the American Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Principal Office” means the Company’s principal office as set forth in Section 15 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Registration Statement” means the registration statements required to be filed under the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Closing Date among the Company, Laminar Direct Capital, L.L.C. and John C. Textor, as amended or supplemented from time to time.

“Regulatory Requirement” has the meaning set forth in Section 8(d).

“Required Holders” means the holders of at least 51.0% of the Warrant Securities then outstanding determined on a Fully Diluted basis.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or corporate controller of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Stock Combination” has the meaning set forth in Section 5(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 5(a)(i)(A).

“Stock Subdivision” has the meaning set forth in Section 5(a)(i)(B).

“Subsidiary” means, as to a Person, any corporation, partnership or other entity of which more than 50.0% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or otherwise controlled by such Person.

“Trigger Price Per Share” means the value equal to the greater of (i) Fair Market Value Per Share and (ii) $1.6453, subject to proportional adjustments upon the occurrence of an event specified in Section 5(a)(i).

“Warrant” has the meaning set forth in Section 1(a).

“Warrant Securities” means this Warrant and the Warrant Shares, collectively.

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s capital stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock.

SECTION 11. Survival of Provisions. Notwithstanding the full exercise by the Holder of its rights to purchase Common Stock hereunder, the provisions of Sections 8 through 21 of this Warrant shall survive such exercise and the Expiration Date until such time as the rights of the Required Holders to have the Company redeem all Warrant Securities held by the Holder have expired or been fully exercised.

SECTION 12. Delays, Omissions and Indulgences. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 13. Rights of Transferees. Subject to Section 7 and the Registration Rights Agreement, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 14. Captions. The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 15. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

(a)	if to the Company:

The Parent Company

717 17th Street, Suite 1300

Denver, Colorado 80202

Attention: Chief Executive Officer and Corporate Counsel

Telephone: 303.228.9000

Facsimile: 303.228.8600

(b)	if to the Holder:

John C. Textor

150 South U.S. Highway One, Suite 500

Jupiter, Florida 33471

Facsimile: 561-

and a copy to:

Sullivan & Triggs, LLP

1230 Montana Ave., Suite 201

Santa Monica, California 90403

Attention: D. Thomas Triggs, Esq.

Facsimile: 310-451-8303

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

SECTION 16. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

SECTION 17. Amendments. Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Required Holders and the Company to such action.

SECTION 18. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 19. Governing Law. This Warrant is to be construed and enforced in accordance with and governed by the laws of the State of New York and without regard to the principles of conflicts of law of such state.

SECTION 20. Entire Agreement. This Warrant and the Registration Rights Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 21. Rules of Construction. Unless the context otherwise requires “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

[Remainder of Page Intentionally Omitted.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by a duly authorized officer as of the date first written above.

THE PARENT COMPANY,
a Colorado corporation

By:	/s/ Barry Hollingsworth
Name:	Barry Hollingsworth
Title:	Chief Financial Officer